PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Second Quarter 2025 Results

MIDLAND, Texas, August 11, 2025 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the second quarter ended June 30, 2025.

“We are confirming our fully-funded plan to deploy 45 to 60 satellites into orbit by 2026 to support continuous service in the US, Europe, Japan, and other strategic markets, including the U.S. Government. We also have planned orbital launches every one to two months on average during 2025 and 2026,” commented Abel Avellan, Founder, Chairman and CEO of AST SpaceMobile. “In orbit today, we have six satellites, five fully operational and one test satellite, for both commercial and government applications. We have completed the assembly of microns for phased arrays of eight Block 2 BlueBird satellites, and we are on target to complete 40 satellites equivalent of microns by early 2026 to support full voice, data, and video space-based cellular broadband services.”

Abel added, “Following our recent announcement on L/S-Band spectrum access, we now have a path for premium spectrum on a global basis, which is uniquely valuable with our innovative technology backed by over 3,700 patent and patent pending claims to support up to 120 Mbps peak data rates per cell globally.”

Business Update

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Preparing to deploy nationwide intermittent service in the United States by the end of 2025, followed by the United Kingdom, Japan, and Canada in Q1 2026
o
Continued expectations for revenue of $50.0 million to $75.0 million in the second half 2025, from government and commercial customers
•
Completed assembly of microns for phased arrays of eight Block 2 BlueBird satellites and expect to complete assembly of 40 satellites equivalent of microns by early 2026
o
Anticipating at least five orbital launches by end of Q1 2026, with orbital launches every one to two months on average to reach goal of 45 to 60 satellites launched during 2025 and 2026
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FM1 is expected to be ready to ship in August 2025 with a mutually determined launch date thereafter, becoming AST SpaceMobile’s seventh satellite in orbit
o
Company manufacturing footprint with 95% vertical integration to grow to over 400,000 square feet by end of 2025 across Texas, Europe and other locations globally, supported by a global workforce of over 1,200 people

•
Expanded spectrum strategy with agreement to acquire 60 MHz of global S-Band spectrum priority rights, augmenting existing 3GPP cellular spectrum strategy and strengthening position within wireless ecosystem
o
S-Band spectrum access positions AST SpaceMobile to further grow subscriber capacity and bring additional services to targeted markets around the world
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Received Court approval for L-Band definitive documentation, providing AST SpaceMobile long-term access to up to 45 MHz of L-Band, premium lower mid-band spectrum, in the U.S. and Canada, subject to regulatory approvals
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Both S-Band and L-Band spectrum strategies further enable a true broadband experience directly from space to everyday smartphones, with up to 120 Mbps peak data speeds
•
Advanced commercialization efforts with expansion of partnerships, derived from agreements with more than 50 mobile network operators globally, which have nearly 3.0 billion existing subscribers, while receiving additional U.S. Government contract awards
o
Vi partnership seeks to expand space-based mobile connectivity and solutions for consumer, enterprise, and IoT sectors in India, one of the world's largest telecom markets
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SatCo, the AST SpaceMobile and Vodafone jointly-owned European distribution entity, received expressions of interest from network operators in 21 of 27 EU member states for a sovereign direct-to-device mobile broadband satellite service
o
Demonstrated first tactical non-terrestrial network (NTN) connectivity over standard mobile devices, with participation from multiple branches of U.S. armed forces under previously announced contract with the Defense Innovation Unit (DIU)
o
Signed two additional early-stage contracts for the U.S. Government end customer, bringing the total to eight contracts to date with the U.S. Government as an end customer
•
Over $1.5 billion in balance sheet cash, cash equivalents, and restricted cash (as of June 30, 2025), pro forma for convertible notes offering and sales under the now terminated ATM facility
o
Raised $575.0 million of gross proceeds from new 7-year convertible senior notes offering, with a 2.375% coupon and effective conversion price of $120.12 per share of Class A common stock
o
Managed long-term capital structure with two repurchase transactions of the 4.25% convertible senior notes issued in January 2025, reducing that debt level to $100.0 million
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Secured $100.0 million equipment financing, to support growth from non-dilutive financial capital using equipment as collateral, with $25.0 million initially drawn
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Secured non-recourse, delayed draw term loan to fund $550 million of spectrum payments due upon FCC approval for long-term access to up to 45 MHz of L-Band spectrum
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Progressing through diligence and documentation phase for quasi-governmental funding with Export-Import Bank of the United States (EXIM) and International Finance Corporation (IFC)

Second Quarter 2025 Financial Highlights

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As of June 30, 2025, we had cash, cash equivalents, and restricted cash of $939.4 million.
•
Total operating expenses for the second quarter of 2025 were $74.0 million, including $22.2 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $10.3 million as compared to $63.7 million in the first quarter of 2025 due to a $8.9 million increase in general and administrative costs, a $1.4 million increase in engineering services costs, and a $0.8 million increase in depreciation and amortization expense, partially offset by a $0.8 million decrease in research and development costs
•
Adjusted operating expenses(1) for the second quarter of 2025 were $51.7 million, an increase of $6.8 million as compared to $44.9 million in the first quarter of 2025, due to a $5.5 million increase in

Adjusted general and administrative costs(1) and a $2.1 million increase in Adjusted engineering services costs(1), partially offset by a decrease of $0.8 million in research and development costs
•
As of June 30, 2025, we had incurred approximately $906.9 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $145.3 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, August 11, 2025. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

Second Quarter 2025 Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$923,647	$564,988
Restricted cash	15,753	2,546
Prepaid expenses	10,233	7,887
Other current assets	23,591	24,825
Total current assets	973,224	600,246

Non-current assets:
Property and equipment, net	761,606	337,669
Operating lease right-of-use assets, net	15,037	14,014
Other non-current assets	131,495	2,632
TOTAL ASSETS	$1,881,362	$954,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,703	$17,004
Accrued expenses and other current liabilities	42,735	12,195
Contract liabilities	43,054	41,968
Current operating lease liabilities	2,208	1,856
Current portion of long-term debt	7,616	2,919
Total current liabilities	118,316	75,942

Non-current liabilities:
Warrant liabilities	109,485	41,248
Non-current operating lease liabilities	13,277	12,652
Long-term debt, net	482,534	155,573
Total liabilities	723,612	285,415

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 250,511,819 and 208,173,198 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	24	20
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 11,227,292 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	4	4
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	8	8
Additional paid-in capital	1,501,070	969,004
Accumulated other comprehensive income (loss)	1,108	(176)
Accumulated deficit	(634,845)	(489,745)
Noncontrolling interest	290,381	190,031
Total stockholders' equity	1,157,750	669,146

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,881,362	$954,561

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$1,156	$900	$1,874	$1,400

Operating expenses:
Engineering services costs	28,598	21,202	55,802	40,719
General and administrative costs	27,242	17,839	45,626	30,126
Research and development costs	6,393	4,460	13,528	8,711
Depreciation and amortization	11,720	20,392	22,678	40,336
Total operating expenses	73,953	63,893	137,634	119,892

Other income (expense):
Loss on remeasurement of warrant liabilities	(65,032)	(66,140)	(68,238)	(47,926)
Interest expense	(5,657)	(4,936)	(10,393)	(9,332)
Interest income	8,017	2,698	16,213	4,872
Other income (expense), net	308	252	(443)	250
Total other income (expense), net	(62,364)	(68,126)	(62,861)	(52,136)

Loss before income tax expense	(135,161)	(131,119)	(198,621)	(170,628)
Income tax expense	(742)	(231)	(910)	(526)
Net loss before allocation to noncontrolling interest	(135,903)	(131,350)	(199,531)	(171,154)

Net loss attributable to noncontrolling interest	(36,509)	(58,800)	(54,431)	(78,874)
Net loss attributable to common stockholders	$(99,394)	$(72,550)	$(145,100)	$(92,280)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.41)	$(0.51)	$(0.62)	$(0.70)
Weighted-average number of shares
Basic and diluted	241,985,507	141,185,500	233,101,209	131,316,319

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2025	2024	2025	2024

Net loss before allocation to noncontrolling interest	$(135,903)	$(131,350)	$(199,531)	$(171,154)
Other comprehensive loss
Foreign currency translation adjustments	1,396	(123)	1,777	(339)
Total other comprehensive income (loss)	1,396	(123)	1,777	(339)
Total comprehensive loss before allocation to noncontrolling interest	(134,507)	(131,473)	(197,754)	(171,493)
Comprehensive loss attributable to noncontrolling interest	(36,123)	(58,854)	(53,938)	(79,038)
Comprehensive loss attributable to common stockholders	$(98,384)	$(72,619)	$(143,816)	$(92,455)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For The Six Months Ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(199,531)	$(171,154)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	22,678	40,336
Amortization of debt issuance costs	721	1,901
Loss on disposal of property and equipment	-	2,221
Loss on remeasurement of warrant liabilities	68,238	47,926
Stock-based compensation	18,351	13,807
Paid-in-kind ("PIK") interest expense	497	2,959
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,982)	(10,128)
Accounts payable and accrued expenses	20,675	(14,873)
Operating lease right-of-use assets and operating lease liabilities	(59)	(21)
Contract liabilities	1,086	21,780
Other assets and liabilities	(2,698)	972
Net cash used in operating activities	(72,024)	(64,274)

Cash flows from investing activities:
Purchase of property and equipment	(430,622)	(61,770)
Net cash used in investing activities	(430,622)	(61,770)

Cash flows from financing activities:
Proceeds from debt	473,498	145,000
Repayments of debt	(926)	(124)
Payment for debt issuance costs	(6,516)	(5,162)
Proceeds from issuance of common stock	462,776	189,921
Payments for third party equity issuance costs	(9,843)	(2,757)
Issuance of equity under employee stock plan	7,193	105
Employee taxes paid for stock-based compensation awards	(6,027)	(1,240)
Purchase of capped call transactions	(44,528)	-
Net cash provided by financing activities	875,627	325,743

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,115)	(229)

Net increase in cash, cash equivalents and restricted cash	371,866	199,470
Cash, cash equivalents and restricted cash, beginning of period	567,534	88,097
Cash, cash equivalents and restricted cash, end of period	$939,400	$287,567

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$1,505	$-
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$22,155	$8,073
PIK interest paid through issuance of PIK notes	497	2,959
Deferred asset acquisition costs paid by issuance of penny warrants	121,156	-
2034 Convertible Notes settled by issuance of Class A Common Stock	139,620	-
Cash paid for:
Interest	$813	$4,422
Income taxes, net	1,323	902

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$28,598	$(3,341)	$25,257
General and administrative costs	27,242	(7,184)	20,058
Research and development costs	6,393		6,393
Depreciation and amortization	11,720		11,720
Total operating expenses	$73,953	$(10,525)	$63,428
Less: Depreciation and amortization			(11,720)
Adjusted operating expenses			$51,708

	For the Three Months Ended March 31, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$27,204	$(4,018)	$23,186
General and administrative costs	18,384	(3,808)	14,576
Research and development costs	7,135		7,135
Depreciation and amortization	10,958		10,958
Total operating expenses	$63,681	$(7,826)	$55,855
Less: Depreciation and amortization			(10,958)
Adjusted operating expenses			$44,897

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.